NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                   ------------------------------------------
                                  BALANCE SHEET
                                  -------------
                                AT MARCH 31, 2002
                                -----------------

Assets and Other Debits
-----------------------

Utility Plant
-------------
   Utility Plant (101-106, 114)                          $1,334,437,958
   Construction Work in Progress (107)                        6,888,668
   Less:  Accumulated Provision for Depreciation,
     Depletion and Amortization (108, 111, 115)            (392,268,311)
                                                         --------------
          Total Net Utility Plant                           949,058,315
                                                         --------------

Other Property and Investments
------------------------------
   Non-Utility Property (121)                                    80,137
   Less:  Accumulated Provision for Depreciation and
     Amortization (122)                                          (9,744)
   Other Investments (124)                                        1,088
   Special Funds (125-128)                                            0
                                                         --------------
          Total Other Property and Investments                   71,481
                                                         --------------

Current and Accrued Assets
--------------------------
   Cash (131)                                                 4,116,310
   Working Funds (135)                                          325,500
   Notes Receivable (141)                                        86,585
   Customer Accounts Receivable (142)                       143,526,587
   Other Accounts Receivable (143)                            1,389,652
   Less:  Accumulated Provision for Uncollectible
     Accounts (144)                                         (19,536,696)
   Accounts Receivable from Associated Companies (146)       11,152,727
   Plant Materials and Operating Supplies (154)               4,863,944
   Stores Expense Undistributed (163)                           788,335
   Gas Stored Underground (164.1)                             9,018,427
   Prepayments (165)                                         11,091,103
   Interest and Dividends Receivable (171)                      162,903
   Accrued Utility Revenues (173)                            39,971,011
                                                         --------------
          Total Current and Accrued Assets                  206,956,388
                                                         --------------

Deferred Debits
---------------
   Other Regulatory Assets (182.3)                           27,198,261
   Preliminary Survey and Investigation
     Charges (183.1, 183.2)                                     (32,162)
   Clearing Accounts (184)                                      (95,396)
   Miscellaneous Deferred Debits (186)                       60,481,942
   Research, Development and Demonstration
     Expenditures (188)                                      (2,160,704)
   Unamortized Loss on Reacquired Debt (189)                  7,691,336
   Accumulated Deferred Income Taxes (190)                       31,005
   Unrecovered Purchased Gas Costs (191)                     46,264,652
                                                         --------------
          Total Deferred Debits                             139,378,934
                                                         --------------

          Total Assets and Other Debits                  $1,295,465,118
                                                         ==============

                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                   ------------------------------------------
                                  BALANCE SHEET
                                  -------------
                                AT MARCH 31, 2002
                                -----------------

Liabilities and Other Credits
-----------------------------

Proprietary Capital
-------------------
   Common Stock Issued (201)                                $59,170,600
   Premium on Capital Stock (207)                                68,500
   Other Paid-In Capital (208,211)                          121,599,684
   Retained Earnings (215, 215.1, 216)                      368,685,104
                                                         --------------
          Total Proprietary Capital                         549,523,888
                                                         --------------

Long-Term Debt
--------------
   Advances from Associated Companies (223)                 219,000,000
   Other Long-Term Debt (224)                                   177,574
                                                         --------------
          Total Long-Term Debt                              219,177,574
                                                         --------------

Other Noncurrent Liabilities
----------------------------
   Accumulated Provisions for Injuries and Damages (228.2) 108,095 Accumulated Provisions for Pensions and Benefits (228.3) 26,075,490
   Accumulated Provisions for Rate Refunds (229)              8,968,000
                                                         --------------
          Total Other Noncurrent Liabilities                 35,151,585
                                                         --------------

Current and Accrued Liabilities
-------------------------------
   Accounts Payable (232)                                    39,349,282
   Notes Payable to Associated Companies (233)              143,200,000
   Accounts Payable to Associated Companies (234)            13,905,412
   Customer Deposits (235)                                    5,653,743
   Taxes Accrued (236)                                       (5,031,541)
   Interest Accrued (237)                                        93,658
   Dividends Declared (238)                                   8,700,000
   Tax Collections Payable (241)                             (5,207,636)
   Miscellaneous Current and Accrued Liabilities (242)       (7,359,715)
                                                         --------------
          Total Current and Accrued Liabilities             193,303,203
                                                         --------------

Deferred Credits
----------------
   Customer Advances for Construction (252)                   1,566,220
   Other Deferred Credits (253)                              99,030,696
   Other Regulatory Liabilities (254)                        19,540,617
   Accumulated Deferred Investment Tax Credits (255)          8,978,259
   Accumulated Deferred Income Taxes (281-283)              169,193,076
                                                         --------------
          Total Deferred Credits                            298,308,868
                                                         --------------

          Total Liabilities and Other Credits            $1,295,465,118
                                                         ==============